UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                             FORM 8-K/A
                           AMENDMENT NO. 1
                           CURRENT REPORT

      Pursuant to Section 13 or 15(d)of the Securities Act of 1934

  Date of Report (Date of earliest event reported): May 8, 1997
                                                    ------------


                        FAMILY BARGAIN CORPORATION
           (Exact name of registrant as specified in its charter)


   Delaware                       1-10089               51-0299573
   --------                       -------               ----------
 (State of                     (Commission             (IRS Employer
  Incorporation)                File Number)            Identification
                                                        Number)


             4000 Ruffin Road, San Diego, CA              92123
             -------------------------------              -----
         (Address of principal executive offices)      (Zip code)


             Registrant's telephone number:  (619) 627-1800

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

KPMG Peat Marwick LLP ("KPMG") was previously the principal accountants for Family Bargain Corporation (the "Company"). On May 8, 1997, that firm was dismissed and Arthur Andersen LLP was engaged as principal accountants. The decision to change accountants was recommended by the Audit Committee and approved unanimously by the Board of Directors on May 1, 1997.

In connection with the audits of the two fiscal years ended February 1, 1997, and the subsequent interim period to May 8, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended February 1, 1997 and January 27, 1996 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG is attached as Exhibit 16.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               FAMILY BARGAIN CORPORATION

Date: May 23, 1997     By:     /s/ James M. Baker
                               --------------------------
                               Name: James M. Baker
                               Title: Treasurer
                                      (duly authorized officer and
                                       principal accounting officer)